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                                   EXHIBIT 5.1

                                 April 27, 2000

Affinity International Travel Systems, Inc.
100 Second Avenue South
Suite 1100S
St. Petersburg, FL 33701-4301

RE: REGISTRATION STATEMENT ON FORM S-1 OF AFFINITY INTERNATIONAL TRAVEL SYSTEMS,
    INC.

Ladies and Gentlemen:

         We have acted as counsel to Affinity International Travel Systems, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") pursuant to which the Company is registering for resale by certain of the Company's stockholders (the "Selling Stockholders") under the Securities Act of 1933, as amended (the "Act"), a total of 20,353,094 shares of common stock, $.001 par value, of the Company (the "Common Stock"). Of the 20,353,094 shares of Common Stock being registered for resale by the Selling Stockholders, 10,413,094 shares are currently outstanding (the "Shares") and 9,940,000 shares are being registered for resale by the Selling Stockholders upon the exercise of outstanding warrants to purchase 9,940,000 shares of the Company's Common Stock in private transactions. This opinion is being rendered in connection with the filing of the Registration Statement.

         This firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule A hereto. In the course of our representation of the Company in connection with preparation of the Registration Statement, nothing has come to our attention which causes us to believe reliance upon any of those assumptions is inappropriate, and the opinions hereafter expressed are based upon those assumptions.

         In connection with this opinion, we have examined only the following documents (collectively, the "Documents"):

         (i)    the Registration Statement;
         (ii) the Articles of Incorporation of the Company, as amended, incorporated by reference as Exhibit 3.1 to the Registration Statement;
         (iii) Certificate of the Secretary of the State of Nevada dated April 19, 2000, as to the good standing of the Company, as to which we relied exclusively;
         (iv)   the Bylaws of the Company incorporated by reference as Exhibit
                3.2 to the Registration Statement;
         (v)    the corporate minute books and other records of the Company;
         (vi) certain proceedings of the directors of the Company and other records of the Company pertaining to the Shares;

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Affinity International Travel Systems, Inc.
April 27, 2000
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         (vii)  a specimen certificate for the Common Stock incorporated by reference as Exhibit 4.1 to the Registration Statement;
         (viii) a form of common stock purchase warrant;
         (ix)   a certificate of the Secretary of the Company; and
         (x) a letter from Interwest Transfer, Inc., the Company's transfer agent, dated April 27, 2000, as to the number of issued and outstanding shares of the Company as of the date of the letter.

         The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with Daniel G. Brandano, the Chief Executive Officer and President of the Company, Gerard J. LaMontagne, the Chief Financial Officer of the Company, and Mark S. Mandula, the Chief Operating Officer of the Company, (iii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iv) such review of published sources of law as we have deemed necessary.

         Our opinions contained herein are limited to the laws of the Commonwealth of Massachusetts and the federal law of the United States of America and are being rendered as if only the internal laws of the Commonwealth of Massachusetts were applicable thereto, notwithstanding that the Company is a Nevada corporation.

         Based upon and subject to the foregoing, we are of the opinion that the Shares are and the Warrant Shares, when issued and paid for in accordance with the applicable common stock purchase warrant, will be duly authorized, validly issued, fully paid and nonassessable.

         We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Common Stock only while the Registration Statement, as it may be amended from time to time, remains in effect.

                                        Very truly yours,

                                        BROWN, RUDNICK, FREED & GESMER
                                        By: BROWN, RUDNICK, FREED & GESMER, P.C.


                                        By: /s/ John G. Nossiff, Jr.
                                           ------------------------------------
                                           John G. Nossiff, Jr., A Member
                                           Duly Authorized

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Affinity International Travel Systems, Inc.
April 27, 2000
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                                   SCHEDULE A

                         BROWN, RUDNICK, FREED & GESMER
                              STANDARD ASSUMPTIONS


         For purposes of this opinion, Brown, Rudnick, Freed & Gesmer makes the following customary assumptions, without any investigation:

         1. each natural person executing any of the Documents has sufficient legal capacity to enter into such Documents and perform the transactions contemplated thereby;

         2. the Company holds requisite title and rights to any property involved in the transactions described in the Documents and purported to be owned by it;

         3. the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person;

         4. the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person;

         5. the legality, validity, binding effect and enforceability as to each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and of each other act heretofore done or hereafter to be done by such entity or person;

         6. the genuineness of each signature on, and the completeness, accuracy, and authenticity of each document submitted to us as an original;

         7. the conformity to the original, completeness, accuracy, and authenticity of each document submitted to us as a copy;

         8. the completeness, accuracy and proper indexing of all governmental and judicial records searched;

         9. no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith;

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Affinity International Travel Systems, Inc.
April 27, 2000
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         10.  the conduct of the parties to the transactions described in the
              Documents has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability;

         11. each person other than the Company has acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the transactions described in the Documents; and

         12. there has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence by or among any of the parties to the Documents.